Exhibit 31.1

CERTIFICATION

I, Richard W. McCullough, certify that:

1.	I have reviewed this Report on Form 10-K/A of Petroleum Development Corporation.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 31, 2010	/s/ Richard W. McCullough
Richard W. McCullough
Chief Executive Officer